Exhibit 10.1

Execution Version

CONSENT, WAIVER AND MUTUAL RELEASE AGREEMENT

THIS CONSENT, WAIVER AND MUTUAL RELEASE AGREEMENT dated as of October 1, 2024 (the “Effective Date”) is by and among Soluna Holdings, Inc. (f/k/a Mechanical Technology, Incorporated), a Nevada corporation (the “Company”), each purchaser under the SPA (as defined below) that is a signatory hereto (collectively, including their respective successors and permitted assigns, the “Purchasers”) and Collateral Services LLC, in its capacity as collateral agent for the Purchasers (in such capacity, including its successors and permitted assigns, the “Collateral Agent” and, together with the Company and the Purchasers, collectively, the “Parties”) (the “Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the SPA (as defined below).

W I T N E S S E T H:

WHEREAS, the Company, the Purchasers and the Collateral Agent are parties to that certain Securities Purchase Agreement dated October 25, 2021 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “SPA”), pursuant to which, among other things, the Company has issued to the Purchasers those certain secured convertible notes (as amended, restated, supplemented or otherwise modified from time to time, the “SPA Notes”);

WHEREAS, the Company’s obligations under the SPA Notes are secured by a security interest granted pursuant to a Security Agreement dated as of October 25, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “SPA Security Agreement” and, together with the SPA, the SPA Notes and any other related document, instrument or agreement entered into or delivered in connection therewith, collectively, the “SPA Documents”), pursuant to which, among other things, the Company and its subsidiaries that are party to the SPA Documents have granted to the Collateral Agent a security interest in the assets of the Company and such subsidiaries (all such assets, the “Collateral”), subject to the terms and conditions set forth therein;

WHEREAS, the Company has entered into a Standby Equity Purchase Agreement dated as of August 12, 2024 with YA II PN, LTD., a Cayman Islands exempt limited company (as amended, restated, supplemented or otherwise modified from time to time, the “SEPA” and, together with any other related document, instrument or agreement entered into or delivered, or otherwise contemplated or required, in connection therewith, collectively, the “SEPA Documents”);

WHEREAS, in connection with the transactions contemplated pursuant to the SEPA, the Company and each Purchaser has entered into an individual Payment Agreement dated as of the date hereof (collectively, as each may be amended, restated, supplemented or otherwise modified from time to time, the “Payment Agreements”) to, among other things, set forth the agreement of the parties thereto with respect to prepayments in respect of the outstanding principal balance of their respective SPA Notes, in each case, on the terms and conditions set forth therein; and

WHEREAS, it is a condition precedent under each of the SEPA and the Payment Agreements that the Parties enter into this Agreement.

NOW THEREFORE, in consideration of the mutual benefits accruing to Parties hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

AGREEMENTS

1. Consent to SEPA Documents. Notwithstanding anything to the contrary set forth in the SPA or the other SPA Documents, the Collateral Agent and each of the Purchasers hereby consent to the Company’s entry into the SEPA and the other SEPA Documents to which the Company is party and the consummation of the transactions contemplated thereunder. Other than with respect to any warrants issued to the Purchasers pursuant to the SPA Documents, the Purchasers waive any most favored nations, ratchet right or price reset in the SPA Documents that would result from the SEPA Documents and the transactions contemplated thereunder.

2. Waiver of Existing Defaults. The Collateral Agent and each of the Purchasers hereby waive (i) any and all Events of Default and any other occurrences, events, breaches, violations or defaults under any of the SPA Documents (including, without limitation, under Section 4.17 of the SPA) that have occurred and are continuing as of the Effective Date and which, without giving effect to this Section 2, would otherwise permit (or, with the giving of any notice, the passage of time, or both, would then so permit) the Collateral Agent and/or the Purchasers to cause the SPA Notes to become due and payable prior to their stated maturity in accordance with the terms thereof or otherwise exercise any rights or remedies against the Company and its subsidiaries or any of their assets or property, including without limitation the Collateral (collectively, the “Existing Defaults”), and (ii) all of their respective rights and remedies with respect to the Existing Defaults.

3. Payment of Effective Date Fee. On the Effective Date, the Company hereby agrees to pay each Purchaser a fee equal to the corresponding amount applicable to such Purchaser as forth on Schedule A hereto (in each case, the “Effective Date Fee”), which such Effective Date Fee shall be deemed paid upon such Purchaser’s receipt of such amount from the Escrow Agent (as hereinafter defined) by wire transfer of immediately available funds in accordance with the terms and conditions of the Escrow Release, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Escrow Agreement Release”), by and among the Company, the Purchasers and Grushko & Mittman, P.C. (the “Escrow Agent”).

4. Mandatory Prepayment of Notes. At all times following the Effective Date, until the satisfaction in full of the Notes (such date, the “Satisfaction Date”), following the receipt of any net cash proceeds in connection with the consummation of the transactions under the SEPA, the Company shall segregate an amount equal to twenty-percent (20%) of the amount of such net cash proceeds so received (all such amounts, the “Segregated Net Cash Proceeds”) and hold such Segregated Net Cash Proceeds in trust for the benefit of the Purchasers. At any time that the aggregate amount of all Segregated Net Cash Proceeds is equal to $150,000 or more (any such amount, a “Mandatory Prepayment Amount” and, any such date, a “Payment Trigger Date”), then the Company and each Purchaser hereby agree, notwithstanding anything to the contrary set forth in the SPA Notes or any other the SPA Documents, the Company shall: (a) within three (3) Business Days following such Payment Trigger Date, the Company shall notify the Purchasers, in writing (including email) (any such notice, a “Mandatory Prepayment Notice”), of its intent to prepay the then outstanding principal balance of the Notes in an aggregate amount equal to such Mandatory Prepayment Amount, (b) not before five (5) Business Days after delivery of any such Mandatory Prepayment Notice, the Company shall pay each Purchaser its Pro Rata Share (as hereinafter defined) of the applicable Mandatory Prepayment Amount pursuant to the wire instructions attached as an exhibit to its Payment Agreement, (c) the outstanding principal balance of the each Purchaser’s SPA Note shall be reduced by an amount equal to such Purchaser’s Pro Rata Share of such Mandatory Prepayment Amount upon receipt, and (d) no fee, penalty, premium or other amount shall be due or payable in connection with the prepayment of any Mandatory Prepayment Amount; provided, however, that no such prepayment under this Section 4 shall be required with respect to any Mandatory Prepayment Amount that is less than

$150,000. As used herein, “Pro Rata Share” means, as to any Purchaser, the ratio (expressed as a percentage) of (a) the then outstanding principal balance of the Note held by such Purchaser to (b) the aggregate principal balance of all Notes then outstanding, in each case, as of the applicable date of determination.

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5. No Exercise of Warrants. Until the date that is the earlier of: (i) January 31, 2025 and (ii) the Satisfaction Date, each of the Purchasers hereby agrees not to (y) exercise any portion of any warrant issued to such Purchaser pursuant to the SPA Documents that has any exercise price of $0.01 or less (each, a “Specified Warrant”), including any right to purchase common stock of the Company or (z) sell, assign, convey or otherwise transfer any common stock of the Company received by such Purchaser prior to the Effective Date from the exercise of any portion of any Specified Warrant, including any right to purchase common stock of the Company, and hereby further agrees that, at all times during such period, the Company shall have no obligation to comply with its issuance (or related) obligations under any such Specified Warrant, notwithstanding anything to the contrary set forth in such Specified Warrant or any other SPA Documents.

6. Dorothy 2 Equity. If the Satisfaction Date has not occurred on or prior to April 1, 2025, then the Parties hereby agree that any and all security interests in, and liens upon, the Specified Dorothy 2 Equity (as hereinafter defined) heretofore granted, pledged, assigned to or otherwise claimed by the Collateral Agent or any Purchaser as collateral security for the obligations evidenced by the SPA, the SPA Notes or any other SPA Documents, are deemed automatically (without the need for any further action), irrevocably and unconditionally released and discharged as of April 1, 2025, and the Collateral Agent and each Purchaser hereby consents to the transfer by Soluna Digital, Inc. and/or the Company of the Specified Dorothy 2 Equity to Soluna2 SLC Fund II Project Holdco LLC (“SLC”). As used herein, “Specified Dorothy 2 Equity” means 2,880 Class B Membership Interests in Soluna DVSL II ComputeCo, LLC owned by Soluna Digital, Inc. and/or the Company that is allocable to the advance made by SLC to the Company pursuant to a letter agreement dated on or about October 1, 2024.

7. Release of Liens. Effective as of the Satisfaction Date, the Parties hereby agree that any and all security interests in, and liens upon, the assets or other property of the Company or its subsidiaries, including, without limitation, the Collateral, heretofore granted, pledged, assigned to, or otherwise claimed by, the Collateral Agent or any Purchaser as collateral security for the obligations evidenced by the SPA, the SPA Notes or any other SPA Documents, are hereby deemed automatically (without the need for any further action), irrevocably and unconditionally released and discharged.

8. Termination. Effective as of the Satisfaction Date, (a) Sections 4.9, 4.19, 4.20 and 4.26 of the SPA are automatically deemed terminated and of no further force and effect, (b) the Security Agreement is automatically deemed terminated and of no further force and effect, (c) Sections 2, 3 and 4 of the Registration Rights Agreement are automatically deemed terminated and of no further force and effect and (d) Section 8 of the Addendum (as defined in the Payment Agreements) is automatically deemed terminated and of no further force and effect.

9. Mutual Release of Claims.

(a) Company Release of Claims. Effective as of the Satisfaction Date, the Company,on behalf of itself and its successors and assigns, directors, officers, equityholders, employees, agents, representatives, subsidiaries and affiliates, is hereby deemed to have automatically (without the need for any further action), irrevocably and unconditionally release and discharge each of the Purchasers and their respective successors and assigns, directors, officers, equityholders, employees, agents, representatives, subsidiaries and affiliates, from any and all claims, demands, actions, causes of action, liabilities, damages, losses, costs, and expenses, of every type, nature, kind or description, known or unknown, suspected or unsuspected, which they have as of the Satisfaction Date or may have after the Satisfaction Date arising solely from the SPA Notes.

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(b) Purchaser Release of Claims. Effective as of the Satisfaction Date, each Purchaser,on behalf of itself and its successors and assigns, directors, officers, equityholders, employees, agents, representatives, subsidiaries and affiliates, is hereby deemed to have automatically (without the need for any further action), irrevocably and unconditionally release and discharge the Company and its successors and assigns, directors, officers, equityholders, employees, agents, representatives, subsidiaries and affiliates, from any and all claims, demands, actions, causes of action, liabilities, damages, losses, costs, and expenses, of every type, nature, kind or description, known or unknown, suspected or unsuspected, which they have as of the Satisfaction Date or may have after the Satisfaction Date arising solely from the SPA Notes.

10. Authorization of Filings; Delivery of Documents. Upon the Satisfactions Date, the Parties hereby agree that (a) the Company and each of its subsidiaries are hereby authorized by the Collateral Agent and each Purchaser to prepare and file any and all termination statements (including, without limitation, UCC-3 termination statements), releases, notices and any other instruments and documents evidencing the release and discharge of liens and security interests pursuant to Section 7 above (including, without limitation, any items furnished pursuant to clause (b) below), without the signature or prior approval of the Collateral Agent or any Purchaser, to the extent permitted by applicable law, and (b) the Collateral Agent and the Purchasers will, at the Company’s expense, promptly deliver to the Company (or to such other person as the Company may direct), any and all termination statements (including, without limitation, UCC3 termination statements), releases, notices and any other documents, instructions and agreements reasonably requested by the Company as necessary or advisable in connection with the release and discharge of liens and security interests pursuant to Section 7 above.

11. Governing Law; Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State and County of New York for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. (b) EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY DISPUTE OR CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS AGREEMENT AND HAS HAD AN OPPORTUNITY TO SEEK SEPARATE COUNSEL OF ITS OWN CHOICE TO REVIEW THIS AGREEMENT, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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12. Injunctive Relief. Each Party acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to the other and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, the non-breaching party shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss or the posting of any bond.

13. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the Parties.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery of executed counterparts of this Agreement by facsimile or other electronic format (including via .pdf and DocuSign) shall be effective as an original.

15. Entire Agreement; Amendments. This Agreement, the Payment Agreements, the Existing Escrow Agreement Release and the Escrow Agreement, dated as of the date hereof, by and among the Company, the Purchasers, the Escrow Agent and the other persons party thereto, constitute the entire agreement between the Parties with regard to the subject matter hereof, superseding all prior agreements or understandings, whether written or oral, between or among the Parties with regard thereto. No amendment, restatement, modification or other change to this Agreement or waiver of any agreement or other obligation of the Parties under this Agreement may be made or given unless such amendment, restatement, modification or waiver is set forth in writing and signed by the Parties. Except as specifically modified herein, the SPA Documents, including all Specified Warrants, remain in full force and effect without any waivers or modifications.

[Signatures begin on next page]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

COMPANY

SOLUNA HOLDINGS, INC.

By:
Name:	John Belizaire
Title:	CEO

[signatures continued on the following page]

[Signature Page to Consent, Waiver, and Mutual Release Agreement]

PURCHASERS

ALPHA CAPITAL ANSTALT

By:		By:
Name:	Nicola Feuerstein	Name:
Title:	Director	Title:

3i, LP

By:
Name:
Title:

COLLATERAL AGENT

Collateral Services LLC

By:
Name:

SCHEDULE A

Effective Date Fee Allocations Among Purchasers

Purchaser	Effective Date Fee Amount
Alpha Capital Anstalt	$250,261.80
3i LP	$368,366.40
Supereight Capital Holdings Ltd.	$6,036.60
Total	$624,664.80